SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)  January  14, 2005



                           TENGTU INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



       Delaware                     000-29957                77-0407366
--------------------------------------------------------------------------------
    (State or Other                (Commission            (I.R.S. Employer
    Jurisdiction of                File Number)          Identification No.)


                                 236 Avenue Road
                        Toronto, Ontario, Canada M5R 2J4
               (Address of Principal Executive Offices) (Zip Code)



                                  416-963-3999
              (Registrant's Telephone Number, Including Area Code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On January 13, 2005 Tengtu International Corp. ("Tengtu" or the "Company") appointed Dr. Penghui Liu as its new chief executive officer and Mr. Zhenlin (Simon) Xia as its new chief financial officer. Both Dr. Liu and Mr. Xia have served as consultants for the Company over the past three months, and have been advising the Company's Board of Directors in regard to its review and restructuring of its former joint-venture partner, Tengtu China.

      Dr. Liu, age 39, will oversee the management of Tengtu's business interests in China and the execution of its business strategies going forward, including the management of its wholly-owned subsidiary, Tengtu United Corporation, and its interests related to its former joint-venture partner Tengtu China.

      Prior to joining Tengtu, Dr. Liu represented several Fortune 500 companies in China as principal agent and advisor to their growth strategies and business plans in China for companies such as Siemens Communication Networks, NEC, and Telstra. He also served as a strategic investment advisor to Everbright Securities and the China Nationality Trust & Investment Company. Dr. Liu was director and founder of the Beijing Pacific Institute of International Strategy, the major think-tank and advisory center on investment strategies in China and international relations, including Sino-U.S. relations. From September 2003 to July 2004 he served as editor-in-chief of the Strategy and Management Journal, an authoritative and academic resource on international relations and government policy relied on by governments and academia throughout the western world. Since July 2004 he has served as deputy director/secretary general to the International Crisis Management Center, Chinese Academy of Social Sciences. In June 1999 he founded the Beijing Pacific Institute of International Strategy and served as a director of such institute from 1999 until December 2004. Dr. Liu is widely published and an award-winning author of books, monographs and articles. He has written extensively on U.S. and foreign investment in China, international relations, international economics and political affairs. He serves as a member on several prestigious committees in China including the Chinese Society of World Economy, as director of the Economic and Cultural Exchange Committee; the Chinese Society of Eastern Europe and Central Asia; and the Chinese Society of Sino-Russian Historical Relations. Dr. Liu has a doctorate in law from the graduate school of the Chinese Academy of Social Sciences.

      From January 1994 to August 2000 Mr. Xia, who is 41, held various position with China Southern Securities Co., Ltd ("CSSC"), including Deputy General Manager of the Corporate Finance Department in charge of mergers and acquisitions, restructuring, listing and corporate reorganizations, General Manager of certain subsidiary companies of CSSC and Chief Financial Officer. From September 2000 to 2004 he attended The Research Institute of Fiscal Science of the Ministry of Finance, majoring in economics. Mr. Xia is a certified public accountant both in the United States and China.

      The Company has entered into a joint employment agreement with Dr. Liu and Mr Xia under which they have agreed to serve full time in their positions for a term expiring on December 1, 2007. For their service, Dr. Liu and Mr. Xia shall be paid collectively (and divide up as they shall agree among themselves) a base salary of $100,000 per annum and a bonus of up to an additional $100,000 per annum upon the achievement of certain annual performance targets to be approved by the Board. (The performance targets for the first year of the agreement have not yet been submitted for consideration by the Board.) Pursuant to the employment agreement each of Dr. Liu and Mr. Xia have also been granted options to purchase an aggregate of 1,000,000 shares of the Company's common stock at an exercise price of $.26 per share. Such options shall vest in three annual installments of one-third of the total number of option shares each, commencing on the first anniversary of the date of their employment agreement. The employment agreement contains various provisions regarding termination for cause as well as certain non-competition and confidentiality covenants.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Tengtu International Corp.

                                                     By: /s/John Watt, President

Dated: January 20, 2005